News Release

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DOUGLAS LAKE DISCOVERS MAJOR GOLD EXPLORATION TARGET AND ANNOUNCES DRILL PROGRAM ON KWANDEGE PROSPECT AT HANDENI

Dar Es Salaam, Tanzania, June 29, 2011 -- Douglas Lake Minerals Inc. (the "Company" or "Douglas Lake") (OTCBB: DLKM) is pleased to announce the discovery of a promising gold exploration target over an area of approximately 7.2 km2 on their Kwandege prospect. Kwandege is a prime target on one of the Company's four (4) prospecting licenses covering an area of approximately 800km2 in the Handeni district in the United Republic of Tanzania. Exploration is conducted through the Tanzanian registered subsidiary DLM (Tanzania) Ltd.

Ground exploration conducted over the past six months led to the creation of drill targets on the Kwandege prospect. Drilling is set to commence on July 25, 2011. The Kwandege target is part of an anomalous gold area covering 18km2. As such, the work conducted here has the added value of continuously improving the model for the style of mineralization on other already existing targets on the Company's properties. Aeromagnetics and radiometrics in combination with widely spaced (500 m) soil sampling, as announced in previous press releases, were used to generate priority areas such as Kwandege (Fig. 1).

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Suite 500 - 666 Burrard Street, Vancouver, British Columbia, Canada V6C 3P6 T +1.604.642.6165 - F +1.604.642.6168
www.douglaslakeminerals.com - Trading Symbol: DLKM

Fig. 1: Diagrammatic representation with Douglas Lake tenements outlined in red with the Kwandege and other target areas indicated in yellow. Not all PML licenses are represented on this figure. Yellow dots on the diagram are approximate locations of Douglas Lake targets to be investigated or in the process of being explored. An enlargement of the Kwandege area is represented in Figure 2.

Within the 18km2 mineralized Kwandege target, an area of approximately 9.75km2 was outlined as being of high priority based on existing geophysics, geochemistry and the presence of artisanal workings along a 400 m strike distance within this area.

The soil sampling program at Kwandege is continuing with 4027 samples having been submitted to SGS Mwanza, an internationally accredited laboratory, for geochemical analyses including 806 standards and 70 blanks. Sampling was conducted every 25 m along 100 m spaced N-S lines. Assay results for 1960 of these samples have been received up to 24 June 2011 (including 85 standards, 36 blanks and 26 duplicates). Interpretation of these results has produced several anomalies supported by Au values and ground geophysics.

Ground geophysics over an area of approximately 9.75 km2 at Kwandege was completed on 16 June 2011. Preliminary findings are extremely significant in terms of gold mineralization. Geophysical work was conducted with standard calibrated geophysical instrumentation. The ground based Dipole-Dipole/Pole Dipole Induced Polarization (IP) as well as Fixed Loop TDEM and Ground Magnetic Surveys were conducted by Spectral Geophysics, a company with wide experience in Africa.

The line spacing for IP geophysics was 100 m with measurements taken every 25 m, for ground magnetics the spacing was 100 m with measurements every 10 m. Line spacings for radiometric measurement are 50 m with measurements every 25 m. All geophysics lines were orientated N-S. EM work was conducted on 200 m line spacing and stations every 50 m. A fixed loop of 1000 m X 500 m was used.

Highlights:

1.     The Kwandege target's mineralization zone covers an area of approximately 18 km2 (Fig. 2). To date 45% (8.1 km2) of this has been covered by detailed ground geophysics and soil sampling, delineating gold mineralization over an area of approximately 7.2 km2 (89% of the 8.1 km2 area). The main axis of mineralization trend WNW-ESE over a distance of 2.2 km and 800 m wide.

2.     A second axis of mineralization trend NNE-SSW over a distance of 3 km, the width of which is undeterminable as some soil sample results over this zone have not been received (Fig. 2). Twenty five percent (25%) of soil samples along these zones contain Au values of 60 ppb or more, up to approximately 4 900 ppb.

3.     High gold values at Kwandege are consistently present along WNW-ESE linear structures coinciding with zones of low resistivity, flanked by zones of high resistivity, which may be interpreted as shear zones. Gold anomalies are also related to zones of intensive chargeability present as linear (NNE-SSW orientated) or massive high chargeability semi-circular bodies (Fig. 2). On a target zone and regional scale there is a close relationship between gold and zones of low magnetic response and the transition of these to high magnetic response areas.

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Fig. 2: Enlargement of the Kwandege Target zone with two main mineralization trends indicated with black solid lines. Close line spaced geochemical results have been received for the area N and E of the blue line. Yellow dots are gold values between 30 ppb and 4 900 ppb as determined in soil samples. Green solid line = High chargeability zone, Purple solid line = Low resistivity zone. The area of gold mineralization outlined to data is indicated by the red dotted line.

1.     Drill targets were generated of which the positions are outlined on Fig. 3. The drilling program will commence with individual holes at A and B (Fig. 3) following on with a 1.6 km line of holes in between A and B. This will be followed by holes at C and D, continuing for a distance of 450 m NE and SW of both locations. A line of holes (450 m strike length) is planned between E and F as well as between F and G (450 m strike length) depending on the nature of the anomaly as will be revealed by the first three holes at E, F and G. The total potential drillable strike length of the target zones at Kwandege is thus 3 400 m. Preparations are currently under way to commence with the drilling program on 25 July 2011.

"These findings are indeed very encouraging. In addition to the created drill targets an important aspect is the potential of this area in the context of the Handeni district. Kwandege represents one of several Douglas Lake targets where the combination of significant exploration parameters, which are internationally acceptable and essential for the delineation of potential mineralized targets, are present", remarked Dr. Douglas Boateng, CEO and President of Douglas Lake.

The soil sampling, ground magnetic and IP programs, to eventually cover an area of 25 km2 around the Kwandege target, are on-going and managed from an established camp on site. Exploration of other targets to the south, southeast and west of Kwandege will also be managed from here.

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Fig. 3. Drill target positions (red dots) as well as potential drill line positions (broken black lines) for the Kwandege targets.

"We firmly believe that our unbiased approach to the mineralization style in the Handeni district and the subsequent continued development of our exploration model is the reason for our success in delineating significant gold targets on our properties. The Kwandege program is geared to delineate potentially economic concentrations of gold and any associated metals", says Dr. Reyno Scheepers, President of Exploration, DLM (Tanzania) Ltd.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and has been reviewed by Reyno Scheepers, Ph.D., Pr.Sci.Nat, Director of Exploration and a director of the Company, a Qualified Person under NI 43-101.

For further information please contact:

Douglas Lake Minerals Inc.
Sam Sangha, Investor Relations
(604) 642-6165.

About Douglas Lake

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.douglaslakeminerals.com.

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filings with the SEC, such as the ability to obtain additional financing, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.